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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
PennCorp Financial Group, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-xxxx) on Form S-3 (2,875,000 Shares of $3.50 Series II Convertible Preferred Stock, 4,118,911 Shares of Common Stock) of PennCorp Financial Group, Inc. of our reports dated February 5, 1996 relating to the consolidated balance sheets of PennCorp Financial Group, Inc. and subsidiaries as of December 31, 1995, and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports are included in or incorporated by reference in the 1995 Annual Report on Form 10-K of PennCorp Financial Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the financial statements refers to the adoption of Statement of Financial Accounting Standards No. 115 effective January 1, 1994.

                                            KPMG PEAT MARWICK LLP

Raleigh, North Carolina
September 30, 1996